                                                                   Exhibit 10.15


                                                                  EXECUTION COPY





         ========================================================



                           J.M. PETERS COMPANY, INC.,
                                   as Issuer


                              DURABLE HOMES, INC.,
                           J.M. PETERS NEVADA, INC.,
                                      and
                            PETERS RANCHLAND, INC.,
                                 as Guarantors


                                      and


                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                   as Trustee


                         ______________________________

                                   Indenture

                            Dated as of May 13, 1994

                         ______________________________


                         12-3/4% Senior Notes due 2002


         ========================================================

                             CROSS-REFERENCE TABLE


TIA Sections                              Indenture Sections
- - ------------                             ------------------
310(a)(1)....................................  7.10
   (a)(2)....................................  7.10
   (a)(3)....................................  11.01
   (a)(4)....................................  11.01
   (a)(5)....................................  11.01
   (b).......................................  7.03; 7.08
   (c).......................................  11.01
311..........................................  7.03
312..........................................  2.04; 11.01
313(a).......................................  7.06
   (b).......................................  11.01
   (c).......................................  7.05; 7.06; 11.02
314(a).......................................  4.17; 11.02
   (b).......................................  11.01
   (c)(1)....................................  11.03
   (c)(2)....................................  11.03
   (c)(3)....................................  11.01
   (d).......................................  11.01
   (e).......................................  11.04
   (f).......................................  11.01
315(a).......................................  7.02
   (b).......................................  7.05; 11.02
   (c).......................................  7.02
   (d).......................................  7.02
   (e).......................................  6.11
316(a)(1)(A).................................  6.05
   (a)(1)(B).................................  6.04
   (a)(2)....................................  11.01
   (b).......................................  6.07
   (c).......................................  11.01
317(a)(1)....................................  6.08
   (a)(2)....................................  6.09
   (b).......................................  2.05
318(a).......................................  11.01
   (b).......................................  11.01
   (c).......................................  11.01

- - ----------
Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


                                                                              Page
                                                                              ----
RECITALS                                                                        1


                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.              Definitions                                          2
SECTION 1.02.              Incorporation by Reference of
                           Trust Indenture Act                                 25
SECTION 1.03.              Rules of Construction                               25


                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.              Form and Dating                                     26
SECTION 2.02.              Restrictive Legends                                 27
SECTION 2.03.              Execution, Authentication and
                           Denominations                                       29
SECTION 2.04.              Registrar and Paying Agent                          30
SECTION 2.05.              Paying Agent to Hold Money in Trust                 31
SECTION 2.06.              Transfer and Exchange                               32
SECTION 2.07.              Book-Entry Provisions for
                           U.S. Global Security                                33
SECTION 2.08.              Special Transfer Provisions                         35
SECTION 2.09.              Replacement Securities                              40
SECTION 2.10.              Outstanding Securities                              40
SECTION 2.11.              Temporary Securities                                41
SECTION 2.12.              Cancellation                                        42
SECTION 2.13.              CUSIP Numbers                                       42
SECTION 2.14.              Defaulted Interest                                  42



- - ------------
Note: The Table of Contents shall not for any purpose be deemed to be a part of the Indenture.

                                 ARTICLE THREE

                                   REDEMPTION


SECTION 3.01.              Right of Redemption                                     43
SECTION 3.02.              Notices to Trustee                                      43
SECTION 3.03.              Selection of Securities to Be Redeemed                  43
SECTION 3.04.              Notice of Redemption                                    44
SECTION 3.05.              Effect of Notice of Redemption                          45
SECTION 3.06.              Deposit of Redemption Price                             45
SECTION 3.07.              Payment of Securities Called
                           for Redemption                                          46
SECTION 3.08.              Securities Redeemed in Part                             46


                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.              Payment of Securities                                   46
SECTION 4.02.              Maintenance of Office or Agency                         47
SECTION 4.03.              Limitation on Indebtedness                              47
SECTION 4.04.              Restrictions on Restricted Subsidiary
                           Indebtedness                                            48
SECTION 4.05.              Limitation on Restricted Payments                       48
SECTION 4.06.              Maintenance of Consolidated Tangible
                           Net Worth                                               52
SECTION 4.07.              Limitation on Dividend and Other
                           Payment Restrictions Affecting
                           Restricted Subsidiaries                                 54
SECTION 4.08.              Limitation on Transactions with
                           Shareholders and Affiliates                             55
SECTION 4.09.              Limitation on Liens                                     57
SECTION 4.10.              Limitation on Asset Sales                               57
SECTION 4.11.              Repurchase of Securities upon a
                           Change of Control                                       59

SECTION 4.12.              Existence                                               61
SECTION 4.13.              Payment of Taxes and Other Claims                       62
SECTION 4.14.              Maintenance of Properties and
                           Insurance                                               62
SECTION 4.15.              Notice of Defaults                                      63
SECTION 4.16.              Compliance Certificates                                 63
SECTION 4.17.              Commission Reports and Reports to
                           Holders                                                 64
SECTION 4.18.              Waiver of Stay, Extension or
                           Usury Laws                                              64
SECTION 4.19.              Issuance of Subsidiary Guarantees
                           by Restricted Subsdiaries                               64



                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01.              When Company May Merge, Etc.                            65
SECTION 5.02.              Successor Substituted                                   66


                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.              Events of Default                                       66
SECTION 6.02.              Acceleration                                            68
SECTION 6.03.              Other Remedies                                          69
SECTION 6.04.              Waiver of Past Defaults                                 69
SECTION 6.05.              Control by Majority                                     70
SECTION 6.06.              Limitation on Suits                                     70
SECTION 6.07.              Rights of Holders to Receive Payment                    71
SECTION 6.08.              Collection Suit by Trustee                              71
SECTION 6.09.              Trustee May File Proofs of Claim                        71
SECTION 6.10.              Priorities                                              72
SECTION 6.11.              Undertaking for Costs                                   72
SECTION 6.12.              Restoration of Rights and Remedies                      72
SECTION 6.13.              Rights and Remedies Cumulative                          73
SECTION 6.14.              Delay or Omission Not Waiver                            73

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.              General                                               73
SECTION 7.02.              Certain Rights of Trustee                             74
SECTION 7.03.              Individual Rights of Trustee                          74
SECTION 7.04.              Trustee's Disclaimer                                  75
SECTION 7.05.              Notice of Default                                     75
SECTION 7.06.              Reports by Trustee to Holders                         75
SECTION 7.07.              Compensation and Indemnity                            75
SECTION 7.08.              Replacement of Trustee                                76
SECTION 7.09.              Successor Trustee by Merger, Etc.                     77
SECTION 7.10.              Eligibility                                           77
SECTION 7.11.              Money Held in Trust                                   77
SECTION 7.12.              Withholding Taxes                                     77



                                 ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

SECTION 8.01.              Termination of Company's Obligations                  78
SECTION 8.02.              Defeasance and Discharge of Indenture                 79
SECTION 8.03.              Defeasance of Certain Obligations                     82
SECTION 8.04.              Application of Trust Money                            83
SECTION 8.05.              Repayment to Company                                  84
SECTION 8.06.              Reinstatement                                         84


                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.              Without Consent of Holders                            84
SECTION 9.02.              With Consent of Holders                               85
SECTION 9.03.              Revocation and Effect of Consent                      86
SECTION 9.04.              Notation on or Exchange of Securities                 87
SECTION 9.05.              Trustee to Sign Amendments, Etc.                      87
SECTION 9.06.              Conformity with Trust Indenture Act                   87

                                  ARTICLE TEN

                            GUARANTEE OF SECURITIES

SECTION 10.01.             Note Guarantee                                          88
SECTION 10.02.             Obligations Unconditional                               90
SECTION 10.03.             Release of Subsidiary Guarantees                        90
SECTION 10.04.             Notice to Trustee                                       90
SECTION 10.05              Supplemental Indenture                                  91
SECTION 10.06.             This Article Not to Prevent Events
                              of Default                                           91


                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

SECTION 11.01.             Trust Indenture Act of 1939                             91
SECTION 11.02.             Notices                                                 92
SECTION 11.03.             Certificate and Opinion as
                             to Conditions Precedent                               93
SECTION 11.04.             Statements Required in Certificate
                             or Opinion                                            93
SECTION 11.05.             Rules by Trustee, Paying Agent
                             or Registrar                                          93
SECTION 11.06.             Payment Date Other Than a
                           Business Day                                            94
SECTION 11.07.             Governing Law                                           94
SECTION 11.08.             No Adverse Interpretation of Other
                             Agreements                                            94
SECTION 11.09.             No Recourse Against Others                              94
SECTION 11.10.             Successors                                              95
SECTION 11.11.             Duplicate Originals                                     95
SECTION 11.12.             Separability                                            95
SECTION 11.13.             Table of Contents, Headings, Etc.                       95


SIGNATURES                                                                         S-1
                                                                                   S-2

EXHIBIT A                  Form of Security                                       A-1

EXHIBIT B                  Form of Certificate                                    B-1

EXHIBIT C                  Form of Certificate to Be
                             Delivered in Connection with
                             Transfers to Non-QIB Accredited
                             Investors                                            C-1

EXHIBIT D                  Form of Certificate to Be
                             Delivered in Connection with
                             Transfers Pursuant to
                             Regulation S                                         D-1

                 INDENTURE, dated as of May 13, 1994, among J.M. PETERS COMPANY, INC., a Delaware corporation, as Issuer (the "Company"), DURABLE HOMES, INC., a Nevada corporation ("Durable"), J.M. PETERS NEVADA, INC., a Delaware corporation ("JMPN"), and PETERS RANCHLAND, INC., a Delaware corporation ("Ranchland"), as Guarantors (each a "Guarantor" and, collectively, the "Guarantors") and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").


                                    RECITALS


                 The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $100,000,000 aggregate principal amount of the Company's 12-3/4% Senior Notes due 2002 (the "Securities") issuable as provided in this Indenture. Pursuant to the terms of a Placement Agreement dated as of May 6, 1994 between the Company and Morgan Stanley & Co. Incorporated, as Purchaser, the Company has agreed to issue and sell 10,000 units (the "Units"), each Unit consisting of $10,000.00 principal amount of Securities and 79 warrants (each, a "Warrant") of the Company, each Warrant entitling the registered owner thereof, subject to the terms and conditions set forth therein, to purchase one share of common stock, $.10 par value per share, of the Company (the "Common Stock"). The Securities and the Warrants included in each Unit will become separately transferable at the close of business upon the earlier to occur of (i) November 14, 1994, or (ii) the commencement of an exchange offer or the effectiveness of a shelf registration statement relating to the Securities as provided in the Registration Rights Agreement (as hereinafter defined). All things necessary to make this Indenture a valid agreement of the Company and each Guarantor, in accordance with its terms, have been done, and the Company and each Guarantor have done all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

                 This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                    AND THIS INDENTURE FURTHER WITNESSETH

                 For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.


                                  ARTICLE ONE

                   Definitions and Incorporation by Reference

                 SECTION 1.01.  Definitions.

                 "Acceleration Notice" has the meaning specified in Section
6.02.

                 "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (to the extent otherwise included therein) without duplication: (i) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (D) of the first paragraph of Section 4.05 (and in such case, except to the extent includable pursuant to the second proviso set forth at the end of this definition), the net income (or loss) of any Person accrued prior to the date such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; and (iii) any gains (but not losses) realized during such period resulting from (A) the acquisition of securities issued by the Company or the extinguishment of Indebtedness of the Company or any of its Restricted Subsidiaries, (B) Asset Sales, and (C) other extraordinary items; provided that the Company will be entitled to take into consideration the tax benefits associated with any loss described in clause (iii) above, but only to the extent such tax benefits are actually recognized by the Company or by any of its Restricted Subsidiaries during such period; and provided further that, "Adjusted Consolidated Net Income" shall include the amount of net income of any Unrestricted Subsidiary and of any Person that is not a Subsidiary or that is accounted for under the equity method of accounting only to the extent such net income is actually received by the Company or any Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company in the form of cash dividends or similar cash distributions during such period.

                 "Adjusted Consolidated Net Tangible Assets" means, as of any date, the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves) on a consolidated basis, except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items),
(ii) Intangible Assets, and (iii) minority interests of other Persons holding equity investments in Restricted Subsidiaries, all as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries immediately preceding such date, prepared in conformity with GAAP.

                 "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                 "Affiliate Transaction" has the meaning provided in Section
4.08.

                 "Agent" means any Registrar, Paying Agent or co-Registrar.

                 "Agent Members" has the meaning provided in Section 2.07(a).

                 "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of all or substantially all of the assets that constitute a division or line of business of any Person other than the Company or any of its Restricted Subsidiaries.

                 "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

                 "Asset Sale" means any sale, lease, conveyance, transfer or other disposition (including by way of merger, consolidation or sale and lease-back transaction, but excluding a disposition of property arising as a result of a foreclosure on, or other settlement with respect to, such property that results in the cancellation of the entire amount of Indebtedness secured by Liens on such property) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person, in which the Company or any of its Restricted Subsidiaries receive cash and/or other consideration (including, without limitation, the unconditional assumption of Indebtedness of the Company or any of its Restricted Subsidiaries) having an aggregate fair market value of $500,000 or more as to each such transaction or series of related transactions, of (i) all or any of the Capital Stock of any Restricted Subsidiary, or (ii) all or any of the property or other assets of the Company or any of its Restricted Subsidiaries, in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of assets; provided that (A) sales of homes in the ordinary course of business will not constitute Asset Sales, (B) sales, leases, sale-leasebacks, conveyances or other dispositions, including, without limitation, exchanges or swaps, of real estate and other assets in the ordinary course of business consistent with past practice will not constitute Asset Sales, and (C) transactions between the Company and any of its Restricted Subsidiaries which are Wholly Owned Subsidiaries of the Company, or among such Restricted Subsidiaries which are Wholly Owned Subsidiaries of the Company, will not constitute Asset Sales.

                 "Average Life" means, at any date of determination with respect to any Indebtedness or portion thereof, as the case may be, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

                 "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under this Indenture.

                 "Board Resolution" means a copy of a resolution, certified by the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                 "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

                 "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated, whether voting or non-voting) in the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person.

                 "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligation" is defined to mean the rental obligations, as aforesaid, under such lease.

                 "Change of Control" means such time as (i) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any of the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Common Equity of the Company; (ii) individuals who at the beginning of any period of two consecutive calendar years commencing after August 13, 1992 constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) all or substantially all of the Company's assets shall be sold, leased, conveyed or otherwise disposed of as an entirety or substantially as an entirety to any "person" or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, in one or a series of transactions.

                 "Change of Control Offer" has the meaning provided in Section 4.11.


                 "Change of Control Payment" has the meaning provided in
Section 4.11.

                 "Change of Control Payment Date" has the meaning provided in
Section 4.11.

                 "Closing Date" means the date on which the Securities are originally issued under this Indenture.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

                 "Common Equity" means, with respect to any Person, all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person, or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

                 "Common Stock" has the meaning provided in the first paragraph of the recitals to this Indenture.

                 "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

                 "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, its President, an Executive Vice President or a Vice President and (ii) by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

                 "Consolidated EBITDA" means, for any period, the sum of the amounts for such period (without duplication) of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income, less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP.

                 "Consolidated Interest Coverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA for the four fiscal quarters for which financial information in respect thereof is available immediately prior to such Transaction Date (the "Reference Period") to (ii) the aggregate Consolidated Interest Incurred during such Reference Period. In making the foregoing calculation, (A) pro forma effect shall be given to (1) any Indebtedness Incurred subsequent to the end of the Reference Period and prior to the Transaction Date (other than Indebtedness Incurred under a revolving credit or similar arrangement in effect on the last day of such Reference Period), (2) any Indebtedness Incurred during such period to the extent such Indebtedness is outstanding at the Transaction Date and (3) any Indebtedness to be Incurred on the Transaction Date, in each case as if such Indebtedness had been Incurred on the first day of such Reference Period and after giving pro forma effect to the application of the proceeds thereof as if such application had occurred on such first day; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period; (C) there shall be excluded from Consolidated Interest Expense any Consolidated Interest Expense related to any amount of Indebtedness that was outstanding during such Reference Period or thereafter but that is not outstanding or is to be repaid on the Transaction Date, except for Consolidated Interest Expense accrued (as adjusted pursuant to clause (B)) during such Reference Period under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any successor revolving credit or similar arrangement) in effect on the Transaction Date; (D) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period or thereafter and on or prior to the Transaction Date as if they had occurred and such proceeds had been applied on the first day of such Reference Period; (E) with respect to any such Reference Period commencing prior to the Closing Date, the issuance of the Securities shall be deemed to have taken place on the first day of such period; and (F) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period or subsequent to such period and prior to the Transaction Date and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (D) or (F) of this sentence requires that pro forma effect be given to an asset acquisition or asset disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person that is acquired or disposed for which financial information is available.

                 "Consolidated Interest Expense" means, for any period, without duplication, the aggregate amount of interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on a consolidated income statement of the Company and its Restricted Subsidiaries (including, without limitation, imputed interest on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, the net costs associated with Interest Rate Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales) and including, with respect to the Company and its Restricted Subsidiaries without duplication (including duplication of the foregoing items), all interest included as a component of cost of sales for such period.

                 "Consolidated Interest Incurred" means, for any period, without duplication, the aggregate amount of interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on a consolidated income statement of the Company and its Restricted Subsidiaries (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, the net costs associated with Interest Rate Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Company and its Restricted Subsidiaries, without duplication, all interest capitalized for such period, all interest attributable to discontinued operations for such period to the extent not set forth under the caption "interest expense" or any like caption, all interest actually paid by the Company or any Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person during such period and all Preferred Returns accrued by any Consolidated Joint Venture that is a Restricted Subsidiary.

                 "Consolidated Joint Venture" means, as of any date of determination, any Joint Venture whose financial results are accounted for on a consolidated basis with the Company or any Restricted Subsidiary in conformity with GAAP and, as of the Closing Date, includes each Existing Joint Venture.

                 "Consolidated Tangible Net Worth" means, at any date of determination, stockholder's equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), less any amounts attributable to Redeemable Stock, less Intangible Assets reflected on such consolidated balance sheet of the Company and its Restricted Subsidiaries, each item to be determined in conformity with GAAP.

                 "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 114 West 47th Street, New York, New York 10036,
Attention:  Corporate Trust Administration.

                 "CPH" means Capital Pacific Homes, Inc., a Delaware corporation.

                 "CPH Consolidated Group" has the meaning provided in Section 4.05.

                 "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                 "Deficiency Date" has the meaning provided in Section 4.06.

                 "Depositary" shall mean The Depository Trust Company, its nominees, and their respective successors.

                 "Durable" has the meaning provided in the first paragraph of this Indenture.

                 "Event of Default" has the meaning provided in Section 6.01.

                 "Excess Proceeds" has the meaning provided in Section 4.10.

                 "Excess Proceeds Offer" has the meaning provided in Section
4.10.

                 "Excess Proceeds Payment" has the meaning provided in Section 4.10.

                 "Excess Proceeds Payment Date" has the meaning provided in
Section 4.10.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Exchange Securities" means any securities of the Company containing terms identical to the Securities (except that such Exchange Securities (i) shall be registered under the Securities Act and (ii) shall have an interest rate equal to 12-3/4% per annum if issued on or prior to November 14, 1994, and an interest rate equal to 13-1/4% per annum if issued after November 14, 1994, without provision for adjustment as provided in the fourth paragraph of Section 1 of the Securities) that are issued and exchanged for the Securities pursuant to the Registration Rights Agreement and this Indenture.

                 "Existing Joint Venture" means each of Ranchland Alicante Development L.P., Ranchland Portola Development L.P., Ranchland Fairway Development L.P., Ranchland Montilla Development L.P., Taos Estates, L.P., Plateau Venture Limited Partnership, Las Hadas Limited Partnership, Tiara Ventura, a Nevada Limited Partnership and Portraits Venture Limited Partnership.

                 "Fair Market Value" with respect to any asset or property means the sale value that would be obtained in an arm's- length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

                 "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

                 "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds or pledge assets for the purchase or payment of or payment of interest on) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Guarantors" means each of (i) Durable, (ii) JMPN, (iii) Ranchland, and (iv) each of the Company's other Subsidiaries that becomes a guarantor of the Securities pursuant to the provisions of this Indenture.

                 "Holder" or "Securityholder" means the registered holder of any Security.

                 "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that neither the accrual of interest (whether such interest is payable in cash or in kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

                 "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, letters of credit (excluding standby letters of credit) or other similar instruments, (iii) all obligations of such Person in respect of standby letters of credit, surety, payment and performance bonds, title insurance, indemnity agreements, reimbursement agreements with homeowners' associations and similar instruments (including reimbursement obligations with respect thereto) to the extent that such obligations are drawn upon and remain unpaid or constitute indebtedness of such Person in conformity with GAAP, (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the later of the date such obligation arises or the date of placing such property in service or taking delivery and title thereto or the completion of such service, except Trade Payables, (v) all obligations of such Person as lessee under

Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that, if such Indebtedness is not assumed by such Person, the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) to the extent not otherwise included in this definition, obligations under Interest Rate Agreements, and (ix) all Redeemable Stock issued by such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligations, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes.

                 "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

                 "Independent Financial Advisor" means an accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Company's Board of Directors, (i) qualified to perform the task for which it has been engaged, and (ii) disinterested and independent, in a direct and indirect manner, of the parties to the transaction with respect to which such firm has been engaged.

                 "Institutional Accredited Investor" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1),
(2), (3) or (7) under the Securities Act.

                 "Intangible Assets" means, with respect to the Company and the Restricted Subsidiaries, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items that would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

                 "Interest Payment Date" means each semiannual interest payment date on May 1, and November 1, of each year, commencing November 1, 1994.

                 "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the Closing Date or becomes a party or a beneficiary thereafter.


                 "Investment" means, with respect to the Company and its Restricted Subsidiaries, any direct or indirect advance, loan or other extension of credit (other than advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Indebtedness, Capital Stock, bonds, notes, debentures or other similar instruments issued by any other Person, or guarantee of Indebtedness or other obligations of any other Person, or any other items that would be classified as investments on the balance sheet of the Company or a Restricted Subsidiary, as the case may be, in accordance with GAAP.

                 "Joint Venture" means (i) a corporation of which 50% or less of the aggregate voting power of all classes of Common Equity is owned by the Company or the Restricted Subsidiaries and (ii) any entity other than a corporation in which the Company and the Restricted Subsidiaries own 50% or less of the aggregate voting power of all classes of Common Equity of such entity, provided that such corporation or other entity is engaged in the businesses existing on the Closing Date of the Company and the Restricted Subsidiaries or in businesses reasonably related thereto.

                 "JMPN" has the meaning provided in the first paragraph of this Indenture.

                 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

                 "Minimum Consolidated Tangible Net Worth" has the meaning provided in Section 4.06.

                 "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

                 "Net Worth Offer" has the meaning provided in Section 4.06.

                 "Net Worth Payment" has the meaning provided in Section 4.06.

                 "Net Worth Payment Date" has the meaning provided in Section 4.06.

                 "Non-Recourse Indebtedness" means, with respect to any Person, Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness, (ii) such property was acquired with the proceeds of such Indebtedness or such Indebtedness was Incurred either within (A) 365 days after the acquisition of such property if such property constitutes real property on which multi-family housing is being constructed or (B) 90 days after the acquisition of such property in all other cases and (iii) no other assets of such Person or of any other Person may be realized upon or in collection of principal or interest on such Indebtedness.

                 "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

                 "Officer" means, with respect to the Company, the Chairman of the Board, the President, any Executive Vice President, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

                 "Officers' Certificate" means a certificate signed by two Officers. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

                 "Offshore Securities Exchange Date" has the meaning provided in Section 2.01.


                 "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company satisfactory to the Trustee. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

                 "Paying Agent" has the meaning provided in Section 2.04, except that, for purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

                 "Permanent Offshore Physical Security" has the meaning provided in Section 2.01.

                 "Permitted Holder" means any of Hadi Makarechian, Dale Dowers, their respective spouses and immediate family members and/or any corporation, limited liability company or partnership of which such persons directly or indirectly control not less than a majority of the aggregate voting power of all classes of Common Equity of such entity and/or any trust controlled by or for the benefit of either Hadi Makarechian, Dale Dowers, their respective spouses and members of their immediate family.

                 "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens imposed by law and arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, progress payments, development obligations, government contracts, performance and return-of-money bonds and other obligations of a similar nature, in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money or otherwise constituting a liability in accordance with GAAP); (v) with respect to property of the Company, Liens granted on such property in favor of the Person from whom the Company acquired such property which Liens secure the payment of a contingent portion of the purchase price of such property so long as such Liens are granted and such arrangement is entered into in the ordinary course of business of the Company consistent with past practice; (vi) attachment or judgment Liens not giving rise to a Default or Event of Default and which are being contested in good faith by appropriate proceedings, (vii) easements, rights-of-way, restrictions, homeowners association assessments and similar charges or encumbrances that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries; (viii) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the ordinary course of business of the Company or any Subsidiary or the value of such real property for the purpose of such business; (ix) Liens in favor of the Company or any Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company; (x) Liens existing on the Closing Date; (xi) Liens securing Non-Recourse Indebtedness of the Company or a Restricted Subsidiary thereof; (xii) Liens with respect to the property or assets of the Company securing Indebtedness permitted to be Incurred under Section 4.03; provided that the aggregate amount of Indebtedness secured by such Liens (other than Non-Recourse Indebtedness secured by Liens) will not exceed 40% of the Adjusted Consolidated Net Tangible Assets of the Company; (xiii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders; (xiv) Liens with respect to the property or assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company to secure Indebtedness owing to the Company; (xv) Liens securing Refinancing Indebtedness which is Incurred to refinance secured Indebtedness and which is permitted to be Incurred under clause (iv) of the second paragraph of Section 4.03; provided that such Liens constitute Permitted Liens under this clause (xv) only to the extent that they do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; and
(xvi) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company or any of its Subsidiaries.

                 "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                 "Physical Securities" has the meaning provided in Section 2.01.

                 "Preferred Returns" has the meaning specified in each of the partnership agreements to which Ranchland and IHP Investment Fund I, L.P. are parties, in each case as in effect on the Closing Date, together with all amounts of a similar character, howsoever designated, accrued or paid by any Consolidated Joint Venture.

                 "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the Indenture, including, without limitation, all series and classes of such preferred or preference stock.

                 "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth in Section 2.02.

                 "Public Equity Offering" means a primary underwritten public offering of Common Equity of the Company pursuant to a registration statement under the Securities Act.

                 "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                 "Ranchland" has the meaning provided in the first paragraph of this Indenture.

                 "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is, in whole or in part, (i) required to be redeemed, repaid or otherwise retired prior to the Stated Maturity of the Securities, (ii) redeemable, or required to be repaid or otherwise retired at the option of the holder of such class of series of Capital Stock at any time prior to the Stated Maturity of the Securities or
(iii) convertible into or exchangeable for Capital Stock referred to in clause
(i) or (ii) above or is convertible into or exchangeable for Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the Sections 4.10 and 4.11 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Company's repurchase of such Securities as are required to be repurchased pursuant to the provisions of Sections 4.10 and 4.11.

                 "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                 "Redemption Price", when used with respect to any Security to be redeemed, means the price at which such Security is to be redeemed pursuant to this Indenture.


                 "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness and any refinancings thereof to the extent that such amount does not exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (i) Indebtedness the proceeds of which are used to refinance or refund the Securities or Indebtedness that is pari passu with, or subordinated in right of payment to, the Securities or the Subsidiary Guarantees, as the case may be, shall only be permitted if (A) in case the Securities are refinanced in part or the Indebtedness to be refinanced is pari passu with the Securities or the Subsidiary Guarantees, as the case may be, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Securities or the Subsidiary Guarantees, as the case may be, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Securities or the Subsidiary Guarantees, as the case may be, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the Securities or the Subsidiary Guarantees, as the case may be, at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities or the Subsidiary Guarantees, as the case may be, and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded, (ii) such Refinancing Indebtedness is Incurred by the same Person that initially Incurred the Indebtedness being refunded or refinanced, except that the Company may Incur Refinancing Indebtedness to refund or refinance Indebtedness of any Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company, and (iii) such Refinancing Indebtedness is Incurred within 90 days after the Indebtedness being refunded or refinanced is so refunded or refinanced.

                 "Registrar" has the meaning provided in Section 2.04.

                 "Registration" means the date of commencement of a registered exchange offer for the Securities by the Company or other registration of the Securities pursuant to and in accordance with the terms of the Registration Rights Agreement.

                 "Registration Rights Agreement" means the Notes Registration Rights Agreement, dated as of May 13, 1994, between the Company and Morgan Stanley & Co. Incorporated, and certain permitted assigns specified therein.

                 "Registration Statement" means a Registration Statement as defined and described in the Registration Rights Agreement.

                 "Regular Record Date" for the interest payable on any Interest Payment Date means the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                 "Regulation S" means Regulation S under the Securities Act.

                 "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                 "Restricted Payments" has the meaning provided in Section 4.05.

                 "Restricted Joint Venture" means, as of any date of determination, any Restricted Subsidiary that is a Joint Venture and that is prohibited, under the terms of such Restricted Subsidiary's partnership or joint venture agreement, from providing a Subsidiary Guarantee.

                 "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                 "Rule 144A" means Rule 144A under the Securities Act.

                 "Securities" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Exchange Securities to be issued and exchanged for any Securities pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Security Register" has the meaning provided in Section 2.04.


                 "Significant Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                 "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and
(ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

                 "Subsidiary" means, with respect to any Person, (i) any corporation of which more than 50% of the outstanding Common Equity is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, and (ii) any entity other than a corporation of which more than 50% of the Common Equity is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person or with respect to which such Person and one or more Subsidiaries of such Person have the power to elect a majority of the Board of Directors or other governing body or is the managing general partner of such entity; provided, however that each Consolidated Joint Venture shall be deemed to be a Subsidiary of the Company.

                 "Subsidiary Guarantee" means the Guarantee of the Securities pursuant to Article Ten (a) by the Guarantors party to this Indenture at the Closing Date, and (b) by any Restricted Subsidiary that becomes a Guarantor pursuant to Sections 4.04 or 4.19.

                 "Temporary Offshore Physical Securities" has the meaning provided in Section 2.01.

                 "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code Section Section 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

                 "Trade Payables" means any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                 "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                 "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

                 "Unit" has the meaning provided in the first paragraph of the recitals to this Indenture.

                 "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

                 "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (i) either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under the provisions of Section 4.05, and (ii) after giving effect to the designation of such Restricted Subsidiary as an Unrestricted Subsidiary, on a pro forma basis, the Company's Consolidated Tangible Net Worth would not be less than the Minimum Consolidated Tangible Net Worth. Notwithstanding the foregoing, for so long as Durable (or any successor thereto) is a Significant Subsidiary, it shall not be an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness under the first paragraph of Section 4.03, (y) no Default or Event of Default shall have occurred and be continuing, and (z) after giving effect to the designation of such Unrestricted Subsidiary as a Restricted Subsidiary, on a pro forma basis, the Company's Consolidated Tangible Net Worth would not have been less than the Minimum Consolidated Tangible Net Worth. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. At the Closing Date, the Company will not have any Unrestricted Subsidiaries.

                 "U.S. Global Security" has the meaning provided in  Section
2.01.

                 "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                 "U.S. Physical Securities" has the meaning provided in Section 2.01.

                 "Warrant Agreement" means the Warrant Agreement dated as of May 13, 1994 between the Company and United States Trust Company of New York, as warrant agent.

                 "Warrants" means the warrants issued under the Warrant Agreement, each of which entitles the registered owner thereof to purchase one share of Common Stock of the Company at a price of $3.30 per share, subject to adjustment.

                 "Wholly Owned Subsidiary" means, (i) with respect to any Subsidiary of any Person which is a corporation, such Subsidiary if all of the outstanding Common Equity or other similar equity ownership interests (but not including Preferred Stock) in such Subsidiary (other than any director's qualifying shares or certain minority interests owned by foreign nationals mandated by applicable law but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more Wholly Owned Subsidiaries of such Person, or (ii) with respect to any Subsidiary of any Person, other than a corporation, such Subsidiary if all of the outstanding Common Equity in such Subsidiary is owned directly or indirectly by such Person.

                 SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "indenture securities" means the Securities;

                 "indenture security holder" means a Holder or a Securityholder;

                 "indenture to be qualified" means this Indenture;

                 "indenture trustee" or "institutional trustee" means the Trustee; and

                 "obligor" on the indenture securities means the Company or any other obligor on the Securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

                 SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

                          (i) a term has the meaning assigned to it;

                          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                          (iii) "or" is not exclusive;

                          (iv) words in the singular include the plural, and words in the plural include the singular;

                          (v) provisions apply to successive events and transactions;

                          (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                          (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

                         (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.


                                  ARTICLE TWO

                                 The Securities

                 SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange agreements to which the Company or the Guarantors is subject or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

                 The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, each of the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agrees to such terms and provisions and to be bound thereby.

                 Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Security in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Security"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                 Securities offered and sold in reliance on Regulation S shall be issued initially in the form of temporary certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Physical Securities"). At any time following the later of completion of the distribution of the Securities and the termination of the "restricted period" (as defined in Regulation S) with respect to the offer and sale of the Securities (the "Offshore Securities Exchange Date"), upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit B hereto, the Company shall execute, and the Trustee shall authenticate and deliver, one or more permanent certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Physical Securities"), in exchange for the surrender of Temporary Offshore Physical Securities of like tenor and amount.

                 Securities offered and sold other than as described in the preceding two paragraphs shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Securities").

                 The Temporary Offshore Physical Securities, Permanent Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities".


                 The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                 SECTION 2.02. Restrictive Legends. Unless and until a Security is exchanged for an Exchange Security in connection with an effective Registration pursuant to the Registration Rights Agreement, the U.S. Global Security, Temporary Offshore Physical Securities and each U.S. Physical Security shall bear the following legend on the face thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
         (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN INSTITUTIONAL ACCREDITED INVESTOR") OR
         (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY OR THE LAST DATE ON WHICH THIS SECURITY WAS HELD BY AN AFFILIATE OF THE COMPANY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE REGISTRAR OR THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE REGISTRAR OR THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL

         ISSUANCE OF THIS SECURITY OR THE LAST DATE ON WHICH THIS SECURITY WAS HELD BY AN AFFILIATE OF THE COMPANY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE REGISTRAR OR THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE REGISTRAR OR THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE REGISTRAR OR THE TRUSTEE MAY REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                 Each U.S. Global Security, whether or not an Exchange Security, shall also bear the following legend on the face thereof:

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

                 Prior to the close of business upon the earlier to occur of
(i) November 14, 1994 and (ii) the Registration, each Security shall bear the following legend on the face thereof:

         THIS NOTE IS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $10,000.00 PRINCIPAL AMOUNT OF 12- 3/4% SENIOR NOTES DUE 2002 OF J.M. PETERS COMPANY, INC.

         AND 79 WARRANTS, EACH TO PURCHASE ONE SHARE OF COMMON STOCK OF J.M. PETERS COMPANY, INC. PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIER TO OCCUR OF (i) NOVEMBER 14, 1994 AND (ii) THE COMMENCEMENT OF AN EXCHANGE OFFER OR THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT RELATING TO THE NOTES, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS ISSUED BY J.M. PETERS COMPANY, INC. IN CONNECTION HEREWITH.

                 SECTION 2.03. Execution, Authentication and Denominations. Two Officers shall execute the Securities for the Company by facsimile or manual signature in the name and on behalf of the Company. The seal of the Company, if any, shall be reproduced on the Securities.

                 If an Officer whose signature is on a Security no longer holds that office at the time the Trustee or authenticating agent authenticates the Security, the Security shall be valid nevertheless.

                 A Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Securities in the aggregate principal amount of $100,000,000 plus any Exchange Securities that may be issued pursuant to the Registration Rights Agreement; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Securities. Such Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth above except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.06, 2.09, 2.10 or 2.11.

                 The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or the Guarantors or an Affiliate of the Company or the Guarantors.

                 The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple of $1,000 in excess thereof.

                 SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall be in the Borough of Manhattan, the City of New York. The Company shall cause the Registrar to keep a register of the Securities and of their transfer and exchange (the "Security Register"). The Company may have one or more co-Registrars and one or more additional Paying Agents.

                 The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands for so long as such failure shall continue. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands; provided, however, that neither the Company, a Subsidiary of the Company nor an Affiliate of any of them shall act as Paying Agent in connection with the defeasance of the Securities or the discharge of this Indenture under Article Eight.

                 The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Security Register.

                 SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than each due date of the principal, premium, if any, and interest on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and that such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. The

Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Securities, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act as required by this Section 2.05. Unless otherwise provided in the Securities, the Company may pay on any due date of interest on the Securities such amount that is due and payable by its check payable in lawful money of the United States and mailed to each Holder's address as reflected in the Security Register.

                 SECTION 2.06. Transfer and Exchange. The Securities are issuable only in registered form. The Securities shall initially be issued as part of an issuance of Units, each of which consists of $10,000.00 principal amount of Securities and 79 Warrants. Prior to the close of business upon the earlier to occur of (i) November 14, 1994 and (ii) a Registration, the Securities may not be transferred or exchanged separately from, but may be transferred or exchanged only together with, the Warrants issued in connection with such Securities. A Holder may transfer a Security by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of the U.S. Global Security shall, by acceptance of such U.S. Global Security, agree that transfers of beneficial interests in such Global Security, may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations (including on exchange of Securities for Exchange Securities), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that no exchanges of Securities for Exchange Securities shall occur until a Registration Statement shall have been declared effective by the Commission and that any Securities that are exchanged for Exchange Securities shall be cancelled by the Trustee. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request upon receipt of the Securities to be exchanged or transferred. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.08 or 9.04).

                 The Registrar shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                 SECTION 2.07.  Book-Entry Provisions for U.S. Global Security.
(a) The U.S. Global Security initially shall (i) be registered in the name of the Depositary for such U.S. Global Security or the nominee of such Depositary,
(ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

                 Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any U.S. Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the U.S. Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such U.S. Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

                 (b) Transfers of the U.S. Global Security shall be limited to transfers of such U.S. Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial interests in the U.S. Global Security may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section
2.08. Beneficial owners may obtain U.S. Physical Securities in exchange for their beneficial interests in the U.S. Global Security upon request in accordance with the Depositary's and the Registrar's procedures. In addition, U.S. Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Security and a successor depositary is not appointed by the Company within 90 days following such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

                 (c) In connection with any transfer of a beneficial interest in the U.S. Global Security to a transferee receiving U.S. Physical Securities pursuant to paragraph (b) of this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

                 (d) In connection with the transfer of the entire U.S. Global Security to beneficial owners pursuant to paragraph (b) of this Section, the U.S. Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Security, an equal aggregate principal amount of U.S. Physical Securities of authorized denominations.

                 (e) Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Security pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in
Section 2.02.

                 (f) The registered holder of the U.S. Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                 SECTION 2.08. Special Transfer Provisions. Unless and until a Security is exchanged for an Exchange Security in connection with an effective Registration pursuant to the Registration Rights Agreement, the following provisions shall apply:

                 (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Security to any Institutional Accredited Investor which is not a QIB (excluding transfers to or by Non-U.S. Persons):

                          (i) The Registrar shall register the transfer of any Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is at least three years after the later of the original issue date of the Securities and the last date on which such Security was held by an affiliate of the Company or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto.

                          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

                 (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security to a QIB (excluding transfers to or by Non-U.S. Persons):

                          (i) If the Security to be transferred consists of U.S. Physical Securities or Temporary Offshore Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                          (ii) If the proposed transferee is an Agent Member, and the Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Physical Securities or Permanent Offshore Physical Securities, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities, Temporary Offshore Physical Securities or Permanent Offshore Physical Securities, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security so transferred.

                 (c) Transfers by Non-U.S. Persons prior to June 22, 1994. The following provisions shall apply with respect to registration of any proposed transfer of a Security by a Non-U.S. Person prior to June 22, 1994:

                          (i) The Registrar shall register the transfer of any Security (x) if the proposed transferee is a Non- U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A. Unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver one or more Temporary Offshore Physical Securities of like tenor and amount.

                          (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the Temporary Offshore Physical Security to be transferred, and the Trustee shall cancel the Physical Security so transferred.

                 (d) Transfers by Non-U.S. Persons on or After June 22 1994. The following provisions shall apply with respect to any transfer of a Security by a Non-U.S. Person on or after June 22, 1994:

                                  (i) (x)  If the Security to be transferred is
                 a Permanent Offshore Physical Security, the Registrar shall register such transfer, (y) if the Security to be transferred is a Temporary Offshore Physical Security, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor, the Registrar shall register such transfer and (z) in the case of either clause
                 (x) or (y), unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

                                  (ii)  If the proposed transferee is an Agent
                 Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the Temporary Offshore Physical Security or Permanent Offshore Physical Security to be transferred, and the Trustee shall cancel the Physical Security so transferred.

                 (e) Transfers to Non-U.S. Persons at any Time. The following provisions shall apply with respect to any transfer of a Security to a Non-U.S. Person:

                                  (i) Prior to June 22, 1994, the Registrar
                 shall register any proposed transfer of a Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Securities of like tenor and amount.

                                  (ii) On and after June 22, 1994, the
                 Registrar shall register any proposed transfer to any Non-U.S. Person (w) if the Security to be transferred is a Permanent Offshore Physical Security, (x) if the Security to be transferred is a Temporary Offshore Physical Security, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor, (y) if the Security to be transferred is a U.S. Physical Security or an interest in the U.S. Global Security, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor and (z) in the case of either clause (w), (x) or
                 (y), the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

                                  (iii) (a) If the proposed transferor is an
                 Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraphs (i) or (ii) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Securities or Permanent Offshore Physical Securities, as applicable, of like tenor and amount.

                 (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the circumstances contemplated by the fourth paragraph of Section 2.01 or paragraphs (a)(i)(x) or
         (e)(ii) of this Section 2.08 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Registrar to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                 (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.
         The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act;

         provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

                 The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section
2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                 SECTION 2.09. Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the Company or the Trustee has not received proof satisfactory to them that the Security being replaced is held by a bona fide purchaser. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Security. In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

                 Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

                 SECTION 2.10. Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

                 If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                 If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

                 A Security does not cease to be outstanding because the Company or one of its Affiliates holds such Security, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

                 SECTION 2.11. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

                 SECTION 2.12. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

                 SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities.

                 SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                                 ARTICLE THREE

                                   Redemption

                                SECTION 3.01.  Right of Redemption.  (a)  The
Securities may be redeemed at the election of the Company, in whole or in part, at any time and from time to time on or after May 1, 1999 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holders' last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period commencing
May 1 of the years set forth below:

                 Year                                      Redemption Price
                 ----                                      ----------------
                 1999                                            106.375%
                 2000                                            103.188%
                 2001 and thereafter                             100.000%


                                (b)      In addition, at any time prior to May
1, 1997, the Company may redeem up to an aggregate of 35% of the original aggregate principal amount of the Securities with the proceeds of one or more Public Equity Offerings at any time as a whole, or from time to time in part, at a Redemption Price of 112.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

                                SECTION 3.02.  Notices to Trustee.  If the
Company elects to redeem Securities pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.

                                The Company shall give each notice provided for
in this Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

                                SECTION 3.03.  Selection of Securities to Be
Redeemed. If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements, as certified to it by the Company, of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Securities of $1,000 in principal amount or less shall be redeemed in part.

                                The Trustee shall make the selection from the
Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Securities that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Securities or portions of Securities to be called for redemption.


                                SECTION 3.04.  Notice of Redemption.  At least
30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

                                The notice shall identify the Securities to be
redeemed including, with respect to Securities with denominations larger than $1,000 in principal amount that are to be redeemed in part the portion of the principal amount thereof to be redeemed, and shall state:

                                         (i) the Redemption Date;

                                         (ii) the Redemption Price;

                                        (iii) the name and address of the
                        Paying Agent;

                                        (iv) that Securities called for
                        redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

                                        (v) that, unless the Company defaults
                        in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Securities to the Paying Agent;

                                        (vi) if any Security is being redeemed
                        in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Security to be redeemed and that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be reissued; and

                                        (vii) that, if any Security contains a
                        CUSIP number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP number either as printed on the Securities or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities.

                                At the Company's request (which request may be
revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 60 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

                                SECTION 3.05.  Effect of Notice of Redemption.
Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Securities to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest to the Redemption Date.

                                Notice of redemption shall be deemed to be
given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Securities held by Holders to whom such notice was properly given.

                                SECTION 3.06.  Deposit of Redemption Price.  On
or prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

                                SECTION 3.07.  Payment of Securities Called for
Redemption. If notice of redemption has been given in the manner provided above, the Securities or portion of Securities specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Securities at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Securities), such Securities shall cease to accrue interest. Upon surrender of any Security for redemption in accordance with a notice of redemption, such Security shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

                                SECTION 3.08.  Securities Redeemed in Part.
Upon surrender of any Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of such surrendered Security.


                                  ARTICLE FOUR


                                   Covenants

                                SECTION 4.01.  Payment of Securities.  The
Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent and conversion agent, if any, for the Securities.

                                The Company shall pay interest on overdue
principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

                                SECTION 4.02.  Maintenance of Office or Agency.
The Company will maintain in the Borough of Manhattan, the City of New York an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

                                The Company may also from time to time
designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                                The Company hereby initially designates the
Corporate Trust Office of the Trustee, located in the Borough of Manhattan, the City of New York, as such office of the Company in accordance with Section 2.04.


                                SECTION 4.03.  Limitation on Indebtedness.  (a)
The Company will not Incur any Indebtedness (other than the Securities) unless, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, (i) the Consolidated Interest Coverage Ratio of the Company would be at least 2.0 to 1, and (ii) the ratio of Indebtedness of the Company and its Restricted Subsidiaries to Consolidated Tangible Net Worth of the Company would be less than 2.5 to 1.

                                Notwithstanding the foregoing, the Company may
Incur each and all of the following:

                                        (i) Indebtedness outstanding at any
                        time in an aggregate principal amount not to exceed the greater of (A) $15 million or (B)(1) 10% of Adjusted Consolidated Net Tangible Assets if Adjusted Consolidated Net Tangible Assets are less than $200 million, or (2) 15% of Adjusted Consolidated Net Tangible Assets if Adjusted Consolidated Net Tangible Assets are equal to or greater than $200 million, in the case of each of clauses (A) and (B), less any amount of Indebtedness permanently repaid as provided under the provisions of Section 4.10;

                                        (ii) Indebtedness to any Restricted
                        Subsidiary that is a Wholly Owned Subsidiary of the Company;

                                         (iii) Non-Recourse Indebtedness;

                                        (iv) Refinancing Indebtedness, other
                        than with respect to Indebtedness Incurred under clause
                        (i) of this Section 4.03; and

                                        (v) Indebtedness under Interest Rate
                        Agreements.

                                SECTION 4.04.  Restrictions on Restricted
Subsidiary Indebtedness. The Company will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness other than:

                                         (i) Non-Recourse Indebtedness;

                                         (ii) Refinancing Indebtedness;

                                        (iii) any Guarantee of Indebtedness of
                        the Company under the Securities; and

                                        (iv) any Guarantee by a Restricted
                        Subsidiary of Indebtedness of the Company that is pari passu in right of payment with the Securities, provided that (A) such Restricted Subsidiary is, or prior to or simultaneously with the issuance of such Guarantee, becomes a Guarantor hereunder, (B) such Indebtedness is permitted under the Indenture and (C) such Guarantee is pari passu or subordinated in right of payment with the Guarantee of the Securities by such Restricted Subsidiary.

Each Restricted Subsidiary which is required to become a Guarantor pursuant to clause (iv) of this Section 4.04 will execute and deliver a supplemental indenture to this Indenture providing for a Guaranty of payment of the Securities by such Restricted Subsidiary pursuant to Article Ten.

                                SECTION 4.05.  Limitation on Restricted
Payments. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) of the same class held by such holders or in options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Company or any Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Company or any Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Securities, or (iv) make any Investment in any Affiliate of the Company (other than a Restricted Subsidiary) (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of additional Indebtedness under the first paragraph of Section 4.03(a), (C) the Consolidated Tangible Net Worth of the Company would be less than the Minimum Consolidated Tangible Net Worth or (D) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) on and after March 1, 1994 shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income created by transfers of assets received by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on March 1, 1994 and ending on the last day of the last fiscal quarter preceding the Transaction Date, plus (2) the aggregate net proceeds (including the fair market value of non-cash proceeds as determined in good faith by the Board of Directors) received by the Company from the issuance and sale permitted by the Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indenture for cash or other property upon the conversion of any Indebtedness of the Company subsequent to the Closing Date, or from the issuance of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities), plus (3) the amount of any Investment returned to the Company or any Restricted Subsidiary by any Affiliate (other than a Restricted Subsidiary) thereof plus (4) $1 million plus (5) solely for the purpose of making Investments in any Unrestricted Subsidiary or Joint Venture that is not a Restricted Subsidiary, $14 million; provided that any Restricted Payment made pursuant to this clause (5) shall not be subject to the provisions of clause
(B) of this paragraph and any such Restricted Payment shall be evidenced to the Trustee by an Officers' Certificate certifying that such Restricted Payment is being made pursuant to this clause (5).

                                The foregoing provision shall not take into
account, and shall not be violated by reason of:

                                        (i) the payment of any dividend within
                        60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

                                        (ii) the redemption, repurchase,
                        defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause
                        (iv) of the second paragraph of Section 4.03(a);

                                        (iii) the repurchase, redemption or
                        other acquisition of Capital Stock of the Company in exchange for, or out of the proceeds of a substantially concurrent offering (other than to a Subsidiary) of shares of Capital Stock (other than Redeemable Stock) of the Company;

                                        (iv) the acquisition of Indebtedness of
                        the Company that is subordinated in right of payment to the Securities in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of Capital Stock of the Company (other than Redeemable Stock);

                                        (v) payments or distributions pursuant
                        to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

                          (vi) distributions required by the partnership agreements of each of the Existing Joint Ventures, as in effect on the Closing Date,

                          (vii) the return of capital on the Closing Date to IHP Investment Fund I, L.P. by certain of the Existing Joint Ventures;

                          (viii) prior to the merger of CPH with and into the Company and with respect to each period for which CPH pays its federal income taxes, California franchise taxes and other state corporate income taxes on a consolidated or combined basis with the Company and its subsidiaries (the CPH Consolidated Group"), the payment by the Company to CPH of an amount with respect to such taxes, to be paid by CPH on behalf of the CPH Consolidated Group, for such period provided that such amount will not exceed the lesser of (a) the aggregate amount of federal income taxes, California franchise taxes and other state corporate income taxes payable by the CPH Consolidated Group for such period, and (b) the aggregate amount of federal income taxes, California franchise taxes and other state corporate income taxes that would be payable by the Company and its subsidiaries for such period on a consolidated basis if the Company and its subsidiaries were not part of the CPH Consolidated Group, taking into account tax refunds or credits attributable to carrybacks or carryforwards of tax benefits of the Company and its subsidiaries; and

                          (ix) the repurchase of Warrants pursuant to a Repurchase Offer (as defined in and required by the Warrant Agreement);

provided that, except in the case of clauses (i), (iv), (vi) and (viii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

                 Notwithstanding the foregoing, in the event of an issuance of Capital Stock of the Company and (1) the repurchase, redemption or other acquisition of Capital Stock out of the proceeds of such issuance or (2) the acquisition of Indebtedness that is subordinated in right of payment to the Securities out of the proceeds of such issuance, then, in calculating whether the conditions of clause (D) of the first paragraph of this Section 4.05 have been met with respect to any subsequent Restricted Payments, the proceeds of any such issuance shall be included under such clause (D) only to the extent such proceeds are not applied as described in clause (1) or (2) of this paragraph.

                 SECTION 4.06. Maintenance of Consolidated Tangible Net Worth. If the Company's Consolidated Tangible Net Worth at the end of each of any two consecutive fiscal quarters (the last day of such second fiscal quarter being referred to as the "Deficiency Date") is less than $37 million (the "Minimum Consolidated Tangible Net Worth"), then the Company shall make an offer to all Holders (a "Net Worth Offer") to acquire Securities, for cash, in an aggregate principal amount equal to 10% of the initial aggregate outstanding principal amount of the Securities (or if less than 10% of the aggregate principal amount of the Securities originally issued are then outstanding, all of the Securities outstanding at the time) (a "Net Worth Payment") at a purchase price of 100% of principal amount, plus accrued and unpaid interest to the date of purchase (the "Net Worth Payment Date"). Securities acquired or redeemed by the Company or purchased by it in the open market subsequent to the Deficiency Date other than by reason of a mandatory repurchase obligation may be credited against any Net Worth Payment. The Company, however, may not credit a specific Security against more than one Deficiency Payment and mandatory repurchase payment. In no event shall the Company's failure to meet the Minimum Consolidated Tangible Net Worth threshold at the end of any fiscal quarter be counted toward the making of more than one Net Worth Offer. Prior to the mailing of the notice to Holders provided for in the succeeding paragraph, but in any event within 30 days following a Deficiency Date, the Company covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Securities as provided for in this Section 4.06 or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Securities as provided for in this Section 4.06. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this Section
4.06. The Company shall notify the Trustee promptly after the occurrence of any of the events specified in this Section 4.06 and, in addition, the Company shall notify the Trustee in writing if the Company's Consolidated Tangible Net Worth is equal to or less than the Minimum Consolidated Tangible Net Worth for any fiscal quarter.


                 Within 30 days following a Deficiency Date, the Company shall mail a notice to the Trustee and each Holder stating

                          (i) that a Deficiency Date has occurred, that the Net Worth Offer is being made pursuant to this Section 4.06 and that all Securities validly tendered will be accepted for payment (on a pro rata basis if required pursuant to the terms of this Section 4.06);

                          (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the Net Worth Payment Date");

                          (iii) that any Security not tendered will continue to accrue interest pursuant to its terms;

                          (iv) that, unless the Company defaults in the payment of the Net Worth Payment, any Security accepted for payment pursuant to the Net Worth Offer shall cease to accrue interest on and after the Net Worth Payment Date;

                          (v) that the Holders electing to have any Security or portion thereof purchased pursuant to the Net Worth Offer will be required to surrender such Securities, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Net Worth Payment Date;

                          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Net Worth Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

                          (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;provided that each Security purchased and each Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

                 On the Net Worth Payment Date, the Company shall: (1) accept for payment Securities or portions thereof tendered pursuant to the Net Worth Offer; (2) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (3) deliver, or cause to be delivered, to the Trustee, all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail, to the Holders of the Securities so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or an integral multiple thereof. In the event that the aggregate principal amount of Securities surrendered by Holders exceeds the Net Worth Amount, the Company will select the Securities to be purchased on a pro rata basis from all Securities so surrendered, with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, will be purchased. The Company will publicly announce the results of the Net Worth Offer on or as soon as practicable after the Net Worth Payment Date. For purposes of this Section 4.06, the Trustee shall act as Paying Agent.

                 The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Deficiency Date occurs and the Company is required to repurchase Securities under this Section 4.06.

                 Section 4.07. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

                 The foregoing provisions shall not restrict or prohibit any encumbrances or restrictions:

                          (i) existing on the Closing Date in this Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of any of the foregoing;provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                          (ii) existing under or by reason of applicable law;

                          (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, and any extensions, refinancings, renewals or replacements of any of the foregoing;provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; or

                          (iv) in the case of clause (iv) of the first paragraph of this Section 4.07, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary.

                 Nothing contained in this Section 4.07 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

                 SECTION 4.08. Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the investment, loan, advance, guaranty or capital contribution in or to, or the purchase, sale, lease, transfer, exchange or other disposition of property or assets, or the rendering of any service) with or for the benefit of any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of the Company or with or for the benefit of any Affiliate of the Company or any Restricted Subsidiary (each an "Affiliate Transaction"), except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

                 In addition, the Company will not, and will not permit any of its Restricted Subsidiaries to, (a) enter into any Affiliate Transaction involving or having an amount of more than $1.0 million, unless in each case such Affiliate Transaction has been approved by a majority of the disinterested members of the Company's Board of Directors, or (b) enter into an Affiliate Transaction involving or having a value of more than $5.0 million unless the Company has delivered to the Trustee an opinion of an Independent Financial Advisor to the effect that the transaction is fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view; provided, however, for purposes of this paragraph, "Affiliate Transaction" shall not include any transaction between the Company or any Restricted Subsidiary and any Person that is an Affiliate of the Company or such Restricted Subsidiary solely by reason of such Person having an interest in a Joint Venture that is a Restricted Subsidiary.

                 This Section 4.08 does not limit, and shall not apply to

                          (i) any transaction between the Company and any Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company or between Restricted Subsidiaries which are Wholly Owned Subsidiaries of the Company;

                          (ii) the payment of reasonable and customary regular fees to directors who are not employees, and the provision of reasonable indemnification benefits, to directors and officers of the Company; or

                          (iii) any Restricted Payments not prohibited by
Section 4.05.

                 SECTION 4.09. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any of its assets or properties, income or profits thereon or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Securities and all other amounts due under the Indenture to be directly secured equally and ratably with (or prior to) the obligation or liability secured by such Lien.

                 SECTION 4.10. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value for the shares or assets sold or otherwise disposed of; provided that the aggregate Fair Market Value of the consideration received from any Asset Sale that is not in the form of cash or cash equivalents (in U.S. dollars or freely convertible into U.S. dollars) will not, when aggregated with the Fair Market Value of all other noncash consideration received by the Company and its Restricted Subsidiaries from all previous Asset Sales since the Closing Date that has not been converted into cash or cash equivalents (in U.S. dollars or freely convertible into U.S. dollars), exceed 5% of the Adjusted Consolidated Net Tangible Assets of the Company at the time of the Asset Sale under consideration, and (ii) the Company will apply, or cause such Restricted Subsidiary to apply, the aggregate Net Cash Proceeds received by the Company or any Restricted Subsidiary from all Asset Sales occurring subsequent to the Closing Date to (A) permanently repay unsubordinated Indebtedness of the Company owing to a Person other than the Company or any of its Restricted Subsidiaries or any Indebtedness of any Restricted Subsidiary, in each case within one year after such Asset Sale or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution, within one year after such Asset Sale). The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

                 If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer totals at least $5 million, the Company must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of Securities equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Securities, plus, in each case, accrued and unpaid interest (if any) to the date of purchase (the "Excess Proceeds Payment").

                 The Company shall commence an Excess Proceeds Offer by mailing a notice to the Trustee and each Holder stating:

                          (i) that the Excess Proceeds Offer is being made pursuant to this Section 4.10 and that all Securities validly tendered will be accepted for payment on a pro rata basis;

                          (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the Excess Proceeds Payment Date");

                          (iii) that any Security not tendered will continue to accrue interest pursuant to its terms;

                          (iv) that, unless the Company defaults in the payment of the Excess Proceeds Payment, any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Payment Date;

                          (v) that Holders electing to have a Security purchased pursuant to the Excess Proceeds Offer will be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date;

                          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

                          (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

                 On the Excess Proceeds Payment Date, the Company shall (i) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to the Excess Proceeds Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all

Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Excess Proceeds Offer on or as soon as practicable after the Excess Proceeds Payment Date. For purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

                 The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that such Excess Proceeds are received by the Company under this Section 4.10 and the Company is required to repurchase Securities as described above.

                 SECTION 4.11. Repurchase of Securities upon a Change of Control. Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of its Securities by the Company in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of purchase (the "Change of Control Payment"). Prior to the mailing of the notice to Holders provided for in the succeeding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Securities as provided for in the succeeding paragraph or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Securities as provided for in the succeeding paragraph. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this Section 4.11.

                 Within 30 days following the Change of Control, the Company shall mail a notice to the Trustee and each Holder stating:

                          (i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Securities validly tendered will be accepted for payment;

                          (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the Change of Control Payment Date");

                          (iii) that any Security not tendered will continue to accrue interest pursuant to its terms;

                          (iv) that, unless the Company defaults in the payment of the Change of Control Payment, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

                          (v) that Holders electing to have any Security or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date;

                          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

                          (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

                 On the Change of Control Payment Date, the Company shall: (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and
(iii) deliver, or cause to be delivered, to the Trustee, all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail, to the Holders of Securities so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.11, the Trustee shall act as Paying Agent.

                 The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs and the Company is required to repurchase the Securities under this
Section 4.11.

                 SECTION 4.12. Existence. Subject to Articles Four and Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and Restricted its Subsidiaries taken as a whole.

                 SECTION 4.13. Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made.

                 SECTION 4.14. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries, to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.14 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Subsidiary.

                 The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or such Restricted Subsidiary, as the case may be, is then conducting business.

                 SECTION 4.15. Notice of Defaults. In the event that the Company becomes aware of any Default or Event of Default the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

                 SECTION 4.16. Compliance Certificates. (a) The Company shall deliver to the Trustee, within 45 days after the end of each fiscal quarter (120 days after the end of the last fiscal quarter of each fiscal year), an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. In the case of the Officers' Certificate delivered within 120 days of the end of the Company's fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that the Company has fulfilled all obligations thereunder. For purposes of this Section 4.16, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.16(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.

                 (b) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.16 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

                 (c) Within 90 days of the end of each of the Company's fiscal years, the Company shall deliver to the Trustee a list of all Significant Subsidiaries. The Trustee shall have no duty with respect to any such list except to keep it on file and available for inspection by the Holders.

                 (d) The Company shall deliver to the Trustee a notice, within a reasonable time, that three years have passed since the later of the original issue date of the Securities and the last date on which any Security was held by an Affiliate of the Company.

                 SECTION 4.17. Commission Reports and Reports to Holders. The Company shall file with the Commission the annual, quarterly and other reports required by Section 13(a), 13(c) or 15(d) of the Exchange Act, regardless of whether such Sections of the Exchange Act are applicable to the Company, and shall provide copies of such reports to each Holder, without cost to such Holder, and the Trustee within seven days after the date it would have been required to file such reports or other information with the Commission had it been subject to such sections. The Company also shall comply with the other provisions of TIA Section 314(a).

                 SECTION 4.18. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                 SECTION 4.19. Issuance of Subsidiary Guarantees by Restricted Subsidiaries. Each Subsidiary of the Company which becomes a Restricted Subsidiary subsequent to the Closing Date will execute and deliver a supplemental indenture to this Indenture providing for a Guarantee of payment of the Securities by such Restricted Subsidiary pursuant to Article Ten; provided, however, that the Company may elect that any Restricted Joint Venture and any Restricted Subsidiary the assets of which have a book value (and so long as the assets of which have a book value) of not more than $2 million will not be required to become a Guarantor pursuant to this Section 4.19.



                                  ARTICLE FIVE


                             Successor Corporation

                 SECTION 5.01. When Company May Merge, Etc. The Company shall not, and shall not permit any Guarantor to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person unless:

                          (i) the Company or such Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or such Guarantor, as the case may be) formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or that acquired or leased such property and assets of the Company or such Guarantor, as the case may be, shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture in form reasonably suitable to the

         Trustee, executed and delivered to the Trustee, all of the obligations of the Company or such Guarantor, as the case may be, on all of the Securities or such Guarantor's Subsidiary Guarantee, as the case may be, and under this Indenture;

                          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                          (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Securities (in the case of a transaction involving the Company), as the case may be, shall have a Consolidated Tangible Net Worth equal to or greater than the Consolidated Tangible Net Worth of the Company immediately prior to such transaction;

                          (iv) immediately after giving effect to such transaction on a pro forma basis, the Company or such other Person becoming the successor obligor of the Securities (in the case of a transaction involving the Company), as the case may be, would be able to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.03; and

                          (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with.


                 This Section 5.01 shall not apply to a transaction involving the consolidation or merger of a Guarantor with or into another person, or the sale, lease, conveyance or other disposition of substantially all of the assets of such Guarantor, that results in such Guarantor being released from its Subsidiary Guaranty as provided under Section 10.03.

                 The Company will use its best efforts to merge with or into CPH within 180 days after consummation of the Exchange Offer or effectiveness of the Registration Statement, as the case may be, and, in any event, will complete such merger on or before the earlier of (i) one year thereafter or
(ii) 18 months after the initial issuance of the Securities. Immediately after and giving effect to such merger, either (a) (i) the Consolidated Interest

Coverage Ratio of the Company will not be less than such Consolidated Interest Coverage Ratio immediately prior to the merger, (ii) the ratio of Indebtedness of the Company and its Restricted Subsidiaries to Consolidated Tangible Net Worth of the Company will not be less than such ratio immediately prior to such merger, and (iii) the Consolidated Tangible Net Worth of the Company will not be less than such Consolidated Tangible Net Worth immediately prior to such merger or (b) such merger will comply with the covenants set forth in the first paragraph of this Section 5.01.

                 SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.


                                  ARTICLE SIX

                              Default and Remedies

                 SECTION 6.01. Events of Default. An "Event of Default" shall occur with respect to the Securities if:

                 (a) the Company defaults in the payment of the principal of (or premium, if any, on) any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

                 (b) the Company defaults in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;


                 (c) the Company or any Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or such Guarantor in this Indenture or under the Securities and such default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities;

                 (d)      there occurs with respect to any
issue or issues of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Significant Subsidiaries having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,
(A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and/or (B) the failure to make any payment in respect of such Indebtedness when due or during any applicable grace period and the continuation of such failure for five Business Days; provided, however, that the default which exists as of the Closing Date, as a result of the failure to pay principal and interest, under the note dated March 14, 1989, payable to West Coast Land Fund L.P. shall not constitute an Event of Default under this clause (d);

                 (e) one or more final judgments or orders for the payment of money in excess of $3 million in the aggregate shall be rendered against the Company or any of its Significant Subsidiaries and such final judgments or orders, shall not have been satisfied, stayed, annulled or rescinded within 60 days after being entered;

                 (f) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                 (g) the Company or any Significant Subsidiary of the Company (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any Significant Subsidiary of the Company or (C) effects any general assignment for the benefit of creditors; or

                 (h) any Restricted Joint Venture that is not a Guarantor provides a Guarantee of Indebtedness of any other Person; or

                 (i) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Guarantor from its Subsidiary Guarantee in accordance with the terms of the Indenture).

                 SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01) occurs and is continuing under this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders (the "Acceleration Notice")), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Securities to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. If an Event of Default specified in clause (f) or (g) of Section 6.01 occurs, the principal of, premium, if any, and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                 At any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of the outstanding Securities by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul such declaration of acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the resonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Securities, (iii) the principal of and premium, if any, on any Securities that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Securities, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor by such Securities, (b) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and accrued interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

                 SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

                 SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Securities, by notice to the Company and the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Security as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

                 SECTION 6.05. Control by Majority. The Holders of not less than a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders pursuant to this Section 6.05.

                 SECTION 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                          (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

                          (ii) the Holders of not less than 25% in aggregate principal amount of outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                          (iii) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

                          (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding or pursue the remedy; and

                          (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities have not given the Trustee a direction that is inconsistent with such written request.

                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

                 SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium, if any, or interest on such Holder's Security on or after the respective due dates expressed on such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                 SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a),
(b) or (c) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                 SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                 First:  to the Trustee for all amounts due under Section 7.07;

                 Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

                 Third: to the Company or any other obligors of the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

                 The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10.

                 SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

                 SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

                 SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                 ARTICLE SEVEN

                                    Trustee

                 SECTION 7.01. General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

                 SECTION 7.02. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

                          (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

                          (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 11.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

                          (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

                          (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                          (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith; and

                          (vi) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any other obligor of the Securities or by any Holder.

                 SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

                 SECTION 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Securities, (ii) shall not be accountable for the Company's use or application of the proceeds from the Securities and (iii) shall not be responsible for any statement in the Securities other than its certificate of authentication.

                 SECTION 7.05. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

                 SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 1995, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15, if required by TIA Section 313(a).

                 SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee reasonable compensation as shall be agreed upon in writing for its services as Trustee or otherwise in connection with this Indenture.
The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

                 The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Securities as Trustee or otherwise, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Securities.


                 To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Securities.

                 If the Trustee incurs expenses or renders services as Trustee or otherwise after the occurrence of an Event of Default specified in clause
(f) or (g) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

                 SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                 The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company; provided that the consent of the Company shall not be required if a Default or an Event of Default exists. The Company may remove the Trustee if:

                          (i) the Trustee fails to comply with Section 7.10 of this Indenture;

                          (ii) the Trustee is adjudged a bankrupt or an insolvent;

                          (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                          (iv) the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its
appointment to the retiring Trustee and to the Company.   Immediately after the
delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                 If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

                 SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor
Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

                 SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

                 SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

                 SECTION 7.12 Withholding Taxes. To the extent required by law, the Trustee, as agent for the Company, shall exclude and withhold from each payment by the Trustee of principal and interest and other amounts due hereunder or under the Securities any and all withholding taxes applicable thereto. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever it has notice that any present or future taxes or similar charges are required to be withheld by the Trustee with respect to any amounts payable in respect of the Securities, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, that it will file any necessary withholding tax returns or statements required by law when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.


                                 ARTICLE EIGHT

                             Discharge of Indenture

                 SECTION 8.01. Termination of Company's Obligations. Except as otherwise provided in this Section 8.01, the Company and the Guarantors may terminate their respective obligations under the Securities and this Indenture if:
                          (i) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or Securities that are paid pursuant to Section 4.01 or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in
         Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                          (ii) (A) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

                 With respect to the foregoing clause (i), the Company's obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06
shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

                 SECTION 8.02. Defeasance and Discharge of Indenture. The Company and the Guarantors will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities on the 123rd day after the date of the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Securities, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to
(i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Company's obligations under Section 4.02, (v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

                 (A) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section
         7.10 of this Indenture) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Securities at the Stated Maturity of such principal, premium, if any, or interest;provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

                 (B) such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                 (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

                 (D) the Company shall have delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section
         8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling published by the Internal Revenue Service to the same effect unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

                 (E) if the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Securities to be delisted; and

                 (F) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

                 Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (D)(2)(y) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this
Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (D)(1) of this Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

                 After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.

                 SECTION 8.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clauses
(iii) and (iv) of Section 5.01 and Sections 4.03 through 4.18, and clause (c) of Section 6.01 with respect to clauses (iii) and (iv) of Section 5.01 and Sections 4.03 through 4.18, and clauses (d) and (e) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Securities if:

                 (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to
(A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

                          (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                          (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit, and immediately after giving effect to such deposit on apro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

                          (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940,
         (B) the Holders have a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
         Section 15 of the New York Debtor and Creditor Law;

                          (v) if the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Securities to be delisted; and

                          (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

                 SECTION 8.04. Application of Trust Money. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Securities and this Indenture to the payment of principal of, premium, if any, and interest on the Securities; but such money need not be segregated from other funds except to the extent required by law.

                 SECTION 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                 SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.



                                  ARTICLE NINE

                      Amendments, Supplements and Waivers

                 SECTION 9.01. Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors, each Guarantor, when authorized by a resolution of its board of directors or any committee of such board of directors duly authorized to act under this Indenture, and the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:

                 (1) to cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

                 (2)      to comply with Article Five;

                 (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

                 (4) to reflect a Guarantor ceasing to be liable on its Subsidiary Guarantee because it is no longer a Subsidiary of the Company;

                 (5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

                 (6)      to add any Subsidiary Guarantee;

                 (7)      provide for uncertificated Securities; or

                 (8) to make any change that does not materially adversely affect the rights of any Holder.

                 SECTION 9.02.  With Consent of Holders.  Subject to Sections
6.04 and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), each Guarantor, when authorized by a resolution of its board of directors or any committee of such board of directors duly authorized to act under this Indenture, and the Trustee may modify or amend this Indenture and the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities.


                 Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

                          (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the repurchase or redemption thereof, or adversely affect any right of repayment at the option of any Holder of any Security, or change any place of payment where, or the currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

                          (ii) reduce the percentage or aggregate principal amount of outstanding Securities the consent of whose Holders is required for any such amendment, for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;

                          (iii) waive a Default in the payment of principal of, premium, if any, or interest on, any Security; or

                          (iv) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

                 It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

                 SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                 After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses
(i) through (iv) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (iv) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

                 SECTION 9.04. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

                 SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver authorized pursuant to this Article Nine if the same does not adversely affect the rights, duties and immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                 SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.



                                  ARTICLE TEN

                            Guarantee of Securities

                 SECTION 10.01. Subsidiary Guarantee. Subject to the provisions of this Article Ten, each of the Guarantors hereby, jointly and severally, fully, unconditionally and irrevocably Guarantees, to the extent set forth in the proviso at the end of this sentence, to each Holder and to the Trustee on behalf of the Holders: (i) the due and punctual payment of the principal of, premium, if any, on and interest on each Security, when and as the same shall become due and payable, whether at Stated Maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium, if any, on and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Security and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise; provided that the liability of each Guarantor under this Subsidiary Guarantee shall not exceed the greater of (a) the amount of proceeds from the issuance and sale of the Securities by the Company received by such Guarantor from the Company, (b) 90% of the Adjusted Net Assets of such Guarantor on the date on which such Guarantor became a Guarantor hereunder, and
(c) 90% of the Adjusted Net Assets of such Guarantor on the date of any payment by such Guarantor hereunder. For purposes of this Article Ten, "Adjusted Net Assets" of any Guarantor at any date means the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, but excluding liabilities under this Subsidiary Guarantee, of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts, excluding debt in respect of this Subsidiary Guarantee, as they become absolute and matured.

                 Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien upon any property subject thereto or exhaust any right or take any action against the Company or any other Person, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Security or the debt evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged as to any such Security except by payment in full of the principal thereof, premium, if any, and interest thereon and as provided in Section 8.01 and Section 8.02.

                 The obligations of each Guarantor under this Subsidiary Guarantee are independent of the obligations Guaranteed by such Guarantor hereunder, and a separate action or actions may be brought and prosecuted by the Trustee on behalf of, or by, the Holders, subject to the terms and conditions set forth in this Indenture, against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.

                 If the Trustee or any Holder is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or such Guarantor, any amount paid to the Trustee or such Holder in respect of a Security, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations Guaranteed hereby.

                 Each of the Guarantors hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of its obligations under this Subsidiary Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any Guarantor or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or a Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to a Guarantor in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Securities shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Securities. Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the issuance of the Securities pursuant to this Indenture and that the waivers set forth in this
Section 10.01 are knowingly made in contemplation of such benefits.

                 The Subsidiary Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

                 SECTION 10.02. Obligations Unconditional. Nothing contained in this Article Ten or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among any Guarantor and the Holders, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

                 Without limiting the foregoing, nothing contained in this Article Ten will restrict the right of the Trustee or the Holders to take any action to declare this Subsidiary Guarantee to be due and payable prior to the Stated Maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

                 SECTION 10.03. Release of Subsidiary Guarantees. (a) Upon the sale by the Company or any of its Subsidiaries of all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor in a transaction constituting an Asset Sale under, and in compliance with all of the provisions of, Section 4.10, such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be automatically and unconditionally released and discharged of its Subsidiary Guarantee obligations.

                 (b) Upon the release or discharge of the Guarantee which resulted in the creation of any Subsidiary Guarantee pursuant to clause (iv) of
Section 4.04, except a discharge or release by or as a result of payment under such Guarantee, the Subsidiary Guarantee required pursuant to clause (iv) of
Section 4.04 shall be automatically and unconditionally released.

                 SECTION 10.04. Notice to Trustee. A Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of this Guarantee pursuant to the provisions of this Article Ten.

                 SECTION 10.05. Supplemental Indenture. Subject to the requirements of Article Nine, any supplemental indenture required to add a Subsidiary Guarantee pursuant to Sections 4.04 or 4.19 shall be executed by the Company, the Trustee and the Restricted Subsidiary providing such guaranty.

                 SECTION 10.06. This Article not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article will not be construed as preventing the occurrence of an Event of Default.


                                 ARTICLE ELEVEN

                                 Miscellaneous

                 SECTION 11.01. Trust Indenture Act of 1939. Prior to the effectiveness of the Registration, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                 SECTION 11.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

                 if to the Company:

                          J.M. Peters Company, Inc.
                          3501 Jamboree Road, Suite 200
                          Newport Beach, California 92660
                          Attention:  Chief Financial Officer

                 if to the Trustee:

                          United States Trust Company of New York
                          114 West 47th Street, 15th Floor
                          New York, New York 10036
                          Attention:  Corporate Trust Administration

                                The Company or the Trustee by notice to the
other may designate additional or different addresses for subsequent notices or communications.


                                Any notice or communication mailed to a Holder
shall be mailed to him at his address as it appears on the Security Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

                                Failure to mail a notice or communication to a
Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

                                Where this Indenture provides for notice in any
manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                                In case by reason of the suspension of regular
mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                                SECTION 11.03.  Certificate and Opinion as to
Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                                        (i) an Officers' Certificate stating
                        that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                                        (ii) an Opinion of Counsel stating
                        that, in the opinion of such Counsel, all such conditions precedent have been complied with.

                                SECTION 11.04.  Statements Required in
Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                                        (i) a statement that each person
                        signing such certificate or opinion has read such covenant or condition;

                                        (ii) a brief statement as to the nature
                        and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

                                        (iii) a statement that, in the opinion
                        of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                                        (iv) a statement as to whether or not,
                        in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                                SECTION 11.05.  Rules by Trustee, Paying Agent
or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

                                SECTION 11.06.  Payment Date Other Than a
Business Day. If an Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date, Net Worth Payment Date, Stated Maturity or date of maturity of any Security shall not be a Business Day at any place of payment, then payment of principal of, premium, if any, or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at any place of payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date, Net Worth Payment Date, or at the Stated Maturity or date of maturity of such Security; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date, Net Worth Payment Date, Stated Maturity or date of maturity, as the case may be.

                                SECTION 11.07.  Governing Law.  The laws of the
State of New York shall govern this Indenture and the Securities. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities.

                                SECTION 11.08.  No Adverse Interpretation of
Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                                SECTION 11.09.  No Recourse Against Others.  No
recourse for the payment of the principal of, premium, if any, or interest on any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Securities, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

                                SECTION 11.10.  Successors.  All agreements of
the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

                                SECTION 11.11.  Duplicate Originals.  The
parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                SECTION 11.12.  Separability.  In case any
provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                SECTION 11.13.  Table of Contents, Headings,
Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                   SIGNATURES


                                IN WITNESS WHEREOF, the parties hereto have
caused this Indenture to be duly executed, all as of the date first written above.


                                                      J.M. PETERS COMPANY, INC.,
                                                                       as Issuer


                                                      By _______________________
                                                         Name:
Attest:________________                                  Title:
       Name:
       Title:


                                                            DURABLE HOMES, INC.,
                                                                    as Guarantor


                                                      By _______________________
                                                         Name:
Attest:________________                                  Title:
       Name:
       Title:


                                                         PETERS RANCHLAND, INC.,
                                                                    as Guarantor


                                                      By _______________________
                                                         Name:
Attest:________________                                  Title:
       Name:
       Title:

                                                       J.M. PETERS NEVADA, INC.,
                                                                    as Guarantor


                                                      By _______________________
                                                         Name:
Attest:________________                                  Title:
       Name:
       Title:

                                        UNITED STATES TRUST COMPANY OF NEW YORK,
                                                                      as Trustee


                                                      By _______________________
                                                         Name:
Attest:________________                                  Title:
       Name:
       Title:

                                                                       EXHIBIT A

                                 [FACE OF NOTE]

                           J.M. PETERS COMPANY, INC.

                          12-3/4% Senior Note due 2002

                                                       CUSIP No. 716 035 AA 8

No. _________________                                  $____________________

                                J.M. PETERS COMPANY, INC., a Delaware
corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________, or its registered assigns, the principal sum of
______________________________________________ ($      ) on May 1, 2002.

                                [Initial Interest Rate: 12-3/4% per annum.](1)

                                Interest Payment Dates:  May 1, and November 1,
commencing November 1, 1994.

                                Regular Record Dates:  April 15, and October 15.

                                The payment of principal of, premium, if any,
and interest on the Notes, subject to the provisions set forth in the Indenture, have been jointly and severally, fully, unconditionally and irrevocably guaranteed by the Guarantors (as defined in the Indenture referred to herein).

                                Reference is hereby made to the further
provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                              IN WITNESS WHEREOF, the Company has caused this
Note to be signed manually or by facsimile by its duly authorized officers.

Date: ______________                   J.M. PETERS COMPANY, INC.


                                       By ______________________
                                          Name:
                                          Title:

                                       By ______________________
                                          Name:
                                          Title:


- - ----------------
(1)  Include only for Securities other than Exchange Securities.

               (Form of Trustee's Certificate of Authentication)



This is one of the 12-3/4% Senior Notes due 2002 described in the within-mentioned Indenture.



                                       UNITED STATES TRUST COMPANY
                                       OF NEW YORK, as Trustee



                                       By _______________________________
                                          Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                           J.M. PETERS COMPANY, INC.

                          12-3/4% Senior Note due 2002



1.                      Principal and Interest.

                                The Company will pay the principal of this Note
on May 1, 2002.

                                The Company promises to pay interest on the
principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of [12-3/4% per annum (subject to adjustment as provided below)](2) [12-3/4% per annum].(3)

                                Interest will be payable semiannually (to the
holders of record of the Notes at the close of business on the April 15 or October 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing November 1, 1994.

                                [If an exchange offer registered under the
Securities Act is not completed, or a registration statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before November 14, 1994 in accordance with the terms of a Registration Rights Agreement dated May 13, 1994 between the Company and Morgan Stanley & Co. Incorporated, interest (in addition to the interest otherwise due on the Notes after such date) will accrue on the Notes at an annual rate of 0.5% from November 14, 1994, payable in cash semiannually, in arrears, on each May 1 and November 1, commencing May 1, 1995. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.](4)

                                Interest on the Notes will accrue from the most
recent date to which interest has been paid or, if no interest has been paid, from May 13, 1994.

                                The Company shall pay interest on overdue
principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.

 ---------------
(2) Include only for Securities other than Exchange Securities issued in an exchange offer completed on or prior to November
    14, 1994.

(3) Include only for Exchange Securities issued in an exchange offer completed on or prior to November 14, 1994.

(4) Include only for Securities other than Exchange Securities issued in an exchange offer completed on or before November
    14, 1994.

Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.  Method of Payment.

                                The Company will pay interest (except defaulted
interest) on the principal amount of the Notes as provided above on each May 1 and November 1 to the persons who are Holders (as reflected in the Security Register at the close of business on the April 15 and October 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after May 1, 2002.

                                The Company will pay principal, premium, if
any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue with respect to such payment for the intervening period.


3.  Paying Agent and Registrar.

                                Initially, the Trustee will act as
authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice to the Holders in accordance with the Indenture. The Company, any Subsidiary of the Company or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar; provided, however, that neither the Company, a Subsidiary of the Company nor an Affiliate of any of them shall act as Paying Agent in connection with the defeasance of the Notes or the discharge of the Indenture under Article Eight thereof.


4.  Indenture; Limitations.

                                        The Company issued the Notes under an
Indenture dated as of May 13, 1994 (the "Indenture"), between the Company, each of the Guarantors and United States Trust Company of New York, as trustee (the "Trustee").

Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

                                The Notes are general unsecured obligations of
the Company. The Indenture limits the original aggregate principal amount of the Notes to $100,000,000.

5.  Optional Redemption.

                                The Notes will be redeemable, at the election
of the Company, in whole or in part, at any time and from time to time on or after May 1, 1999 and prior to maturity at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period commencing May 1 of the years set forth below:

                                     Year                     Redemption Price
                                     ----                     ----------------
                               1999                               106.375%
                               2000                               103.188
                               2001 and thereafter                100.000


                                In addition, at any time prior to May 1, 1997,
the Company may redeem up to an aggregate of 35% of the original aggregate principal amount of the Notes with the proceeds of one or more Public Equity Offerings, at any time as a whole or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount) of 112.75%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

                                Notice of redemption will be mailed at least 30
days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.  Repurchase at Option of the Holder.

                                Upon the occurrence of any Change of Control,
each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest (if any) to the date of purchase (the "Change of Control Payment").

                                If the Company's Consolidated Tangible Net
Worth at the end of each of any two consecutive fiscal quarters (the last day of such second fiscal quarter being referred to as the "Deficiency Date") is less than $37 million, then the Company shall make the offer described in the Indenture to acquire Notes, for cash, in an aggregate principal amount equal to 10% of the original aggregate principal amount of the Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest (if any) to the date of purchase (a "Net Worth Payment"). In the event that the aggregate principal amount of Notes surrendered by Holders exceeds the Net Worth Amount, the Company will select the Notes to be purchased on a pro rata basis from all Notes so surrendered, with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased.

                                When the aggregate amount of Excess Proceeds
from Asset Sales exceeds $5 million the Company shall make the offer described in the Indenture to acquire, on a pro rata basis from each Holder, the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at a purchase price of 100% of the principal amount thereof plus accrued interest, if any, to the date of purchase (the "Excess Proceeds Payment").

                                Each Holder of Notes that are subject to an
offer to purchase will receive a notice of such offer prior to the Change of Control Payment Date, Net Worth Payment Date or Excess Proceeds Payment Date, as the case may be, mailed to such Holder at its last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after a Change of Control Payment Date, a Net Worth Payment Date or an Excess Proceeds Payment Date, as the case may be, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment, Net Worth Payment or Excess Proceeds Payment, as the case may be.

7.  Denominations; Transfer; Exchange.

                                The Notes are in registered form without
coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any transfer tax or similar governmental charge required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.


8.  Persons Deemed Owners.

                                A Holder shall be treated as the owner of a
Note for all purposes.


9.  Unclaimed Money.

                                If money for the payment of principal, premium,
if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.


10.  Discharge Prior to Redemption or Maturity.

                                If the Company deposits with the Trustee money
or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.  Amendment; Supplement; Waiver.

                                Subject to certain exceptions, the Indenture or
the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of not less than a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially adversely affect the rights of any Holder.


12.  Restrictive Covenants.

                                The Indenture imposes certain limitations on
the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, create certain Liens, create restrictions on the ability of Restricted Subsidiaries to pay dividends or make other payments to the Company, engage in transactions with Affiliates and merge, consolidate or transfer substantially all of its assets. Within 45 days after the end of each fiscal quarter (120 days after the end of the last fiscal quarter of each year), the Company must report to the Trustee on compliance with such limitations.

13.  Successor Persons.

                                When a successor person or other entity assumes
all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.


14.  Defaults and Remedies.

                                The following events constitute "Events of
Default" under the Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) the Company or any Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or such Guarantor in the Indenture or under the Notes and such default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes; (d) there occurs with respect to any issue or issues of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Significant Subsidiaries having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,
(A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and/or (B) the failure to make any payment in respect of such Indebtedness when due or during any applicable grace period and the continuation of such failure for five Business Days; provided, however, that the default which exists as of the Closing Date, as a result of the failure to pay principal and interest, under the note dated March 14, 1989, payable to West Coast Land Fund L.P. shall not constitute an Event of Default under clause (d) of Section 6.01 of the Indenture; (e) one or more final judgments or orders for the payment of money in excess of $3 million in the aggregate shall be rendered against the Company or any of its Significant Subsidiaries and such final judgments or orders, shall not have been satisfied, stayed, annulled or rescinded within 60 days after being entered; (f) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; (g) the Company or any Significant Subsidiary of the Company (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors; (h) any Restricted Joint Venture that is not a Guarantor provides a Guarantee of Indebtedness of any other Person; or (i) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Guarantor from its Subsidiary Guarantee in accordance with the terms of the Indenture).

                                If an Event of Default, as defined in the
Indenture (other than an Event of Default specified in clause (f) or (g) above), occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustees if such notice is given by the Holders), may declare all the Notes to be due and payable. If an Event of Default under clause (f) or (g) above occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of not less than a majority in principal amount of the outstanding Notes may direct the Trustee in its exercise of any trust or power.


15.  Trustee Dealings with Company.

                                The Trustee under the Indenture, in its
individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.


16.  No Recourse Against Others.

                                No incorporator or any past, present or future
shareholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.


17.  Authentication.

                                This Note shall not be valid until the Trustee
or authenticating agent signs the certificate of authentication on the other side of this Note.

18.  Abbreviations.

                                Customary abbreviations may be used in the name
of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

                                The Company will furnish to any Holder upon
written request and without charge a copy of the Indenture. Requests may be made to J.M. Peters Company, Inc., 3501 Jamboree Road, Suite 200, Newport Beach, California 92660, Attention: Chief Financial Officer.

                           [FORM OF TRANSFER NOTICE]


                                FOR VALUE RECEIVED the undersigned registered
holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

______________________________________________________________
______________________________________________________________
Please print or typewrite name and address including zip code of assignee

______________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

                    [THE FOLLOWING PROVISION TO BE INCLUDED
                              ON ALL CERTIFICATES
                EXCEPT PERMANENT OFFSHORE PHYSICAL CERTIFICATES]

                                In connection with any transfer of this Note
occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) three years after the later of the original issuance of this Note or the last date on which this Note was held by an Affiliate of the Company, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

[  ] (a)         this Note is being transferred in compliance with the
                 exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[  ] (b)     this Note is being transferred other than in accordance with
             (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.


Date: _____________________              _______________________________________
                                         NOTICE:  The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of the
                                         within-mentioned instrument in every
                                         particular, without alteration or any
                                         change whatsoever.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                                The undersigned represents and warrants that it
is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that each of it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:_____________________            ______________________________________
                                       NOTICE:  To be executed by an executive
                                       officer

                       OPTION OF HOLDER TO ELECT PURCHASE


                                If you wish to have this Note purchased by the
Company pursuant to Section 4.06 or Section 4.10 or Section 4.11 of the Indenture, check the Box: [ ].

                                If you wish to have a portion of this Note
purchased by the Company pursuant to Section 4.06 or Section 4.10 or Section
4.11 of the Indenture, state the amount (in principal amount):


                                       $____________.


Date:  ____________________

Your Signature:  ____________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:  _____________________

                                                                       EXHIBIT B



                              Form of Certificate

                                                            ___________, _______


United States Trust Company of
  New York, as Trustee
114 West 47th Street
New York, New York 10036
Attention:  Corporate Trust Administration


                                  Re: J.M. Peters Company, Inc. (the "Company") 12-3/4% Senior Notes due 2002
                                       (the "Securities")

Dear Ladies and Gentlemen:

                                This letter relates to U.S.
$___________________ principal amount of Securities represented by the attached note (the "Legended Note") which bears a legend outlining restrictions upon transfer of the Legended Note. Pursuant to Section 2.01 of the Indenture (the "Indenture") dated as of May 13, 1994 relating to the Securities, we hereby certify that (1) we are a person outside the United States to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended, and (2) the distribution of the Securities has been completed and the restricted period (as defined in Regulation S) with respect to the offer and sale of the Securities have been terminated. Accordingly, you are hereby requested to exchange the Legended Note for an unlegended Note representing an identical principal amount of Securities, all in the manner provided for in the Indenture.

                                You and the Company are entitled to rely upon
this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Holder]


                                       By: ______________________
                                           Authorized Signature

                                                                       EXHIBIT C



                           Form of Certificate to Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors


                                                           _____________, ______


United States Trust Company of
  New York, as Trustee
114 West 47th Street
New York, New York 10036
Attention:  Corporate Trust Administration


                                  Re: J.M. Peters Company, Inc. (the "Company") 12-3/4% Senior Notes due 2002
                                       (the "Securities")


Dear Ladies and Gentlemen:

                                In connection with our proposed purchase of
$_____________ aggregate principal amount of the Securities, we confirm that:

                                1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of May 13, 1994 relating to the Securities (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                                2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any investor account for which we are purchasing the Securities to offer, sell or otherwise transfer such Securities prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities, or any predecessor thereto (the "Resale Restriction Termination Date") only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.

                                3. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                                4.  We are an institutional "accredited
                        investor" (as defined in Rule 501(a)(1), (2), (3) or
                        (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                                5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                                You and the Company are entitled to rely upon
this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       [Name of Transferee]


                                       By:___________________________
                                          Authorized Signature

                                                                       EXHIBIT D



                      Form of Certificate to Be Delivered
                          in Connection with Transfers
                           Pursuant to Regulation S


                                                               ___________, ____


United States Trust Company of
  New York, as Trustee
114 West 47th Street
New York, New York 10036
Attention:  Corporate Trust Administration


                                  Re: J.M. Peters Company, Inc. (the "Company") 12-3/4% Senior Notes due 2002
                                       (the "Securities")


Dear Sirs:

                                In connection with our proposed sale of
$_________________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

                                (1)      the offer of the Securities was not
                        made to a person in the United States;

                                (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off- shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                                (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                                (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

                                In addition, if the sale is made during a
restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

                                You and the Company are entitled to rely upon
this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]


                                       By: ________________________
                                           Authorized Signature